PRESS RELEASE

deltathree Reports Third Quarter 2007 Financial Results

New York, NY - November 1, 2007 - deltathree, Inc. (NASDAQ: DDDC), a leading provider of Voice over Internet Protocol (VoIP) hosted communications solutions for service providers, resellers and end-users worldwide, today announced financial results for the third quarter 2007 ended September 30, 2007.

Third Quarter 2007 Highlights

•	deltathree joip-powered Panasonic GLOBARANGE hybrid VoIP phones begin sales in the United States, Austria, Canada, Germany, Ireland, Spain and the United Kingdom.

•
RCN Corporation selects deltathree’s award winning, private-label, Hosted Consumer VoIP Solution to expand its U.S. phone service to new areas in New York, Boston, Chicago, Eastern Pennsylvania and metro Washington, D.C.

•	Market America and Yor.com among customers implementing deltathree’s Hosted Consumer VoIP Solution during the third quarter.

•	deltathree collaborates with XO Communications to offer expanded DID coverage and faster local number portability services in the U.S. for deltathree’s Hosted Consumer VoIP Solution.

•	Deloitte & Touche USA LLP names deltathree to its prestigious New York Technology Fast 50 program.

•	Electronic House magazine names the joip-powered Panasonic GLOBARANGE hybrid cordless phone a winner of its 2007 Product of the Year award as one of its best home enhancements for 2007.

Revenues for the third quarter of 2007 totaled $7.3 million, a decrease of $1.2 million from the $8.5 million reported for the third quarter of 2006. Service provider and reseller revenues accounted for approximately 86.4% of total revenues during the third quarter with 12.2% driven by consumer VoIP revenues and 1.4% related to other business activities.

deltathree reported a GAAP net loss for the third quarter of 2007 of $2.1 million or $(0.06) per share as compared to GAAP net income of $30,000 or $0.00 per share in the third quarter of 2006.

Gross margin for the third quarter of 2007 was 27% compared with a gross margin of 38% for the third quarter of 2006.

deltathree reported an adjusted EBITDA loss for the third quarter of 2007 of $1.2 million, or a loss of $(0.04) per share, as compared to adjusted EBITDA positive results of $409,000 or $0.01 per share in the third quarter of 2006.

deltathree defines adjusted EBITDA as earnings before non-cash stock-based compensation, interest, taxes, depreciation and amortization. The company uses adjusted EBITDA as a measure of the Company’s operating trends. Investors are cautioned that adjusted EBITDA is not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles (GAAP). The adjusted EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" following the Condensed Consolidated Statements of Operations included in this press release.

As of September 30, 2007, deltathree held approximately $10.4 million in cash, cash equivalents, short and long-term investments as well as restricted cash with no outstanding debt.

deltathree Operational Review

Shimmy Zimels, President and Chief Executive Officer of deltathree, stated, “The third quarter of 2007 was highlighted by several new Hosted Consumer VoIP Solution wins and deployments as well as the formal launch of sales for the deltathree joip powered line of Panasonic GLOBARANGE hybrid VoIP phones in seven major geographic markets worldwide. While our top and bottom line financial performance reflect the results of a challenging quarter, we believe that our recent customer wins and product launches, combined with our continued investment in key products and new service enhancements, reflect a range of targeted actions aimed at realigning the company’s underlying financial performance and setting the foundation for growth in 2008. Parallel to this, we are also focusing the Company more efficiently around our core VoIP business and undertaking a range of additional operational efficiency measures designed to help ensure that our overall business is scaled appropriately to our current level of sales.”

Conference Call Details

The deltathree third quarter 2007 earnings conference call will be webcast live at 10:00 a.m. ET / 7:00 a.m. PT today, November 1, 2007. Investors are invited to listen to the live call by dialing 1-800-230-1093 in the North America or by dialing 1-612-332-0630 when calling internationally. Investors worldwide can also listen to the call live via deltathree’s Website, http://www.deltathree.com. Please go to the Website at least 15 minutes early to register, download, and install any necessary audio software. A replay of the call will also be available through the deltathree corporate Website.

Adjusted EBITDA Financial Disclosure

Investors are cautioned that the adjusted EBITDA, or earnings before non-cash stock-based compensation, interest, taxes, depreciation and amortization, information contained in this press release and the attached financial information is not a financial measure under generally accepted accounting principles. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with generally accepted accounting principles, or as an indicator of the Company’s operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. Adjusted EBITDA financial information is presented because deltathree believes that it is helpful to some investors as one measure of the Company’s operations. deltathree cautions investors that non-GAAP financial information such as adjusted EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare deltathree’s results with the results from other reporting periods and with the results of other companies.

About deltathree

Founded in 1996, deltathree, Inc. is a leading provider of integrated Voice over Internet Protocol (VoIP) telephony services, products, hosted solutions and infrastructure. deltathree offers high quality Internet telephony solutions that are viable and cost-effective alternatives to traditional telephone services. Supporting hundreds of thousands of active users around the world, deltathree serves customers through its two primary distribution channels: the Service Provider / Reseller channel and the direct-to-consumer channel. deltathree's advanced solutions offer service providers and resellers a full spectrum of private label VoIP products and services, as well as a back-office suite of services. Utilizing advanced Session Initiation Protocol (SIP) technology, deltathree provides all the components to support a complete VoIP service deployment. deltathree's Consumer Group consists of the award-winning iConnectHere direct-to-consumer offering and joip, the newly formed consumer brand that powers the VoIP service of Panasonic's GLOBARANGE hybrid phone.

For more information about deltathree please visit our website: www.deltathree.com

For more information about joip, visit our web site at www.joip.com

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect deltathree's business and prospects and cause actual results to differ materially from these forward-looking statements, including expectations relating to our acquisition of the assets from Go2Call and expected synergies. Among the factors that could cause actual results to differ are: our failure to successfully integrate Go2Call assets and certain personnel into our business and achieve expected synergies; our failure to retain key customers and to retain certain personnel; uncertainty of our future profitability; our ability to expand our revenues from multiple sources and customer bases; our ability to obtain additional capital to finance operations and grow our business; decreasing rates of all related telecommunications services, which could prevent our future profitability; our limited operating history; our acquisition activity could disrupt our ongoing business; the public’s acceptance of VoIP telephony, and the level and rate of customer acceptance of our new products and services; the competitive environment of Internet telephony and our ability to compete effectively; fluctuations in our quarterly financial results; our ability to handle a large number of simultaneous calls; our ability to maintain and operate our computer and communications systems, without interruptions or security breaches; our ability to operate in international markets; our ability to retain key personnel to support our products and ongoing operations; our ability to provide quality and reliable service, which is in part dependent upon the proper functioning of equipment owned and operated by third parties; the uncertainty of future governmental regulation; the need for ongoing product and service development in an environment of rapid technological change; and other risk factors contained in deltathree's periodic reports on file with the SEC and available on the Internet at http://www.sec.gov. Except as required under the federal securities laws and the rules and regulations of the SEC, deltathree does not have any intention or obligation to update publicly any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Investor Relations Contact:	Media Relations Contact:
Erik Knettel	Susan Park
The Global Consulting Group	deltathree, Inc.
(646) 284-9415	(212) 500-4836
ir@deltathree.com	pr@deltathree.com

(Tables follow)

DELTATHREE, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
($ in thousands)

	As of September 30,	As of December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$1,556	$3,790
Restricted cash and short-term investments	7,790	12,067
Accounts receivable, net	1,098	1,286
Prepaid expenses and other current assets	525	444
Inventory	294	155
Total current assets	11,263	17,742
Restricted cash and long-term investments	1,085	1,085

Property and equipment, net	3,126	3,458

Intangible assets, net	6,716	-

Deposits	113	110
Total assets	$22,303	$22,395

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,548	$2,916
Deferred revenues	665	1,099
Other current liabilities	1,715	1,545
Total current liabilities	4,928	5,560

Long-term liabilities:
Severance pay obligations	333	217
Total liabilities	5,261	5,777

Stockholders' equity:
Class A common stock, $0.001 par value; authorized 75,000,000 shares; issued and outstanding: 32,795,045 at September 30, 2007; 29,808,214 at December 31, 2006	33	30
Additional paid-in capital	172,611	168,030
Accumulated deficit	(155,602)	(151,442)
Total stockholders' equity	17,042	16,618

Total liabilities and stockholders' equity	$22,303	$22,395

DELTATHREE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months ended September 30,
	2007	2006	2007	2006

Revenues	$7,260	$8,537	$23,174	$29,252

Costs and operating expenses:

Cost of revenues	5,284	5,331	16,111	18,691

Research and development expenses	1,154	961	3,397	3,085

Selling and marketing expenses	1,267	1,276	3,812	3,749

General and administrative expenses	902	693	2,163	2,357

Depreciation and amortization	783	389	2,125	1,139

Total costs and operating expenses	9,390	8,650	27,608	29,021

(Loss) Income from operations	(2,130)	(113)	(4,434)	231

Interest income, net	97	162	392	439

Net (loss) income before taxes	(2,033)	49	(4,042)	670

Income taxes	91	19	118	56

Net (loss) income	$(2,124)	$30	$(4,160)	$614

Basic net (loss) income per share	$(0.06)	$0.00	$(0.13)	$0.02

Diluted net (loss) income per share	$(0.06)	$0.00	$(0.13)	$0.02

Basic weighted average number of shares outstanding	32,795,045	29,788,403	32,288,240	29,759,374

Diluted weighted average number of shares outstanding	32,795,045	29,907,650	32,288,240	30,236,097

DELTATHREE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
($ in thousands)

	Nine months ended September 30,
	2007	2006

Cash flows from operating activities:
(Loss) income for the period	$(4,160)	$614

Adjustments to reconcile (loss) income for the period
to net cash (used in) provided by operating activities:
Depreciation of property and equipment	1,159	1,139
Amortization of intangible assets	966	-
Capital gain, net	-	(1)
Stock based compensation	354	377
Provision for losses on accounts receivable	56	-
Increase in liability for severance pay	116	48

Changes in assets and liabilities:
Decrease (increase) in accounts receivable	132	(584)
(Increase) decrease in prepaid expenses and other current assets	(81)	160
(Increase) decrease in inventory	(139)	43
(Decrease) in accounts payable	(860)	(790)
(Decrease) increase in deferred revenues	(1,058)	1,186
Increase (decrease) in other current liabilities	170	(387)
	815	1,191
Net cash (used in) provided by operating activities	(3,345)	1,805

Cash flows from investing activities:
Purchase of property and equipment	(681)	(554)
Proceeds from disposal of property and equipment	-	1
Increase in deposits	(3)	(4)
Decrease (increase) in short-term investments	4,277	(1,914)
Long-term investments, net	-	131
Purchase of Go2Call operations, net	(2,509)	-
Net cash provided by (used in) investing activities	1,084	(2,340)

Cash flows from financing activities:
Proceeds from exercise of employee options	27	68
Net cash provided by financing activities	27	68

Decrease in cash and cash equivalents	(2,234)	(467)
Cash and cash equivalents at beginning of period	3,790	3,847
Cash and cash equivalents at end of the period	$1,556	$3,380

	Nine months ended September 30,
	2007	2006
Supplemental schedule of cash flow information:
Cash paid for:
Taxes	$44	$56

Supplemental schedule of non cash investing and financing activites:
Acquisition of fixed assets on credit	$125	$8
Cancellation of treasury stock	$-	$210

Supplemental schedule of acquisition of Go2Call
Fixed assets	$51
Intangible asset	$7,652
Accounts payable	$(367)
Deferred revenues	$(624)
Stock issuance	$(4,203)

Total	$2,509

DELTATHREE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
($ in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006

Net (loss) profit	$(2,124)	$30	$(4,160)	$614

Depreciation and amortization	$783	$389	$2,125	$1,139
Stock based compensation	$164	$133	$354	$377
Interest income	$97	$162	$392	$439
Taxes	$91	$19	$118	$56

Adjusted EBITDA	$(1,183)	$409	$(1,955)	$1,747

Basic adjusted EBITDA per share	$(0.04)	$0.01	$(0.06)	$0.06

Diluted adjusted EBITDA per share	$(0.04)	$0.01	$(0.06)	$0.06

Basic weighted average number of shares outstanding	32,795,045	29,788,403	32,288,240	29,759,374

Diluted weighted average number of shares outstanding	32,795,045	29,907,650	32,288,240	30,236,097

Adjusted EBITDA (earnings before non-cash stock-based compensation, interest, taxes, depreciation and amortization)